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                                                                     Exhibit 4.6

                           MINDSPRING ENTERPRISES, INC.

                           DIRECTORS STOCK OPTION PLAN

                  MindSpring Enterprises, Inc., a Delaware corporation (the "Corporation"), sets forth herein the terms of this Directors Stock Option Plan (the "Plan") as follows:

1.       PURPOSE

                  The Plan is intended to advance the interests of the Corporation by providing eligible individuals (as designated pursuant to Section 4 below) an opportunity to acquire (or increase) a proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its subsidiaries and will encourage such eligible individuals to remain in the employ or service of the Corporation or that of one or more of its affiliates. No stock option granted under the Plan (an "Option") is intended to be an "incentive stock option" ("Incentive Stock Option") within the meaning of Section 422 of the Internal Revenue Code of 1986, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time (the "Code").

2.       ADMINISTRATION

     2.1. BOARD

                  The Plan shall be administered by the Board of Directors of the Corporation (the "Board"), which shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement (as defined in Section 7 below) entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. The interpretation and construction by the Board of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final and conclusive.

     2.2. NO LIABILITY

                  No member of the Board shall be liable for any action or determination made, or any failure to take or make an action or determination, in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

3.       STOCK

                  The stock that may be issued pursuant to Options granted under the Plan shall be shares of Common Stock of the Corporation (the "Stock"), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 70,000 shares of Stock, which number of shares is subject to adjustment as provided in Section 17.4 below. If any Option expires, terminates or is terminated for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.

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4.       ELIGIBILITY

                  Options will be granted under the Plan to non-employee directors of the Corporation.

5.       EFFECTIVE DATE AND TERM OF THE PLAN

                  The Plan shall be effective as of the date of adoption by the Board (the "Effective Date"), subject to approval of the Plan within one year of such Effective Date by the affirmative votes of the holders of a majority of the shares present, or represented, and entitled to vote at a duly held meeting of the stockholders of the Corporation at which a quorum is present, either in person or by proxy, or by written consent in accordance with applicable state law and the Certificate of Incorporation or the Bylaws of the Corporation; PROVIDED, HOWEVER, that upon approval of the Plan by the stockholders of the Corporation as set forth above, all options granted under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Corporation had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year of such Effective Date, any options granted hereunder shall be null, void and of no effect. The Plan shall terminate on the date ten years after the Effective Date.

6.       GRANT OF OPTIONS

     6.1. FORMULA GRANTS

                  On the Effective Date, each nonemployee director then serving on the Board shall be granted Options to purchase 10,000 shares of Stock. Thereafter, the Board shall grant to each nonemployee director of the Corporation, upon such person's initial election or appointment to serve as such a director, Options to purchase 10,000 shares of Stock.

     6.2. DISCRETIONARY GRANTS

                  The Board may, at any time and from time to time prior to the date of termination of the Plan, grant to any nonemployee director then serving on the Board Options to purchase such number of shares of Stock on such terms and conditions as the Board may determine. Without limiting the foregoing, the Board may at any time, with the consent of the Optionee, amend the terms of outstanding Options or issue new Options in exchange for the surrender and cancellation of outstanding Options. The date on which the Board approves the grant of an Option (or such later date as is specified by the Board) shall be considered the date on which such Option is granted.

7.       OPTION AGREEMENTS

                  All Options granted pursuant to the Plan shall be evidenced by written agreements ("Option Agreements") executed by the Corporation and by the Optionee, in such form or forms as the Board shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; PROVIDED, HOWEVER, that all such Option Agreements shall comply with all terms of the Plan.

8.       OPTION PRICE

                  The purchase price of each share of the Stock subject to an Option granted pursuant to Section 6.1 (the "Option Price") shall be the fair market value of the Stock (the "Market Price") as determined by the Board. The Option Price of each share of Stock subject to an Option granted


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pursuant to Section 6.2 shall be fixed by the Board and stated in each Option
Agreement. In the event that the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded on an established securities market, in determining the fair market value of the Stock, the Board shall use the closing price of the Stock on such exchange or System or in such market (the highest such closing price if there is more that one such exchange or market) on the trading date immediately before the Option is granted (or, if there is no such closing price, then the Board shall use the mean between the high and low prices on such date), or, if no sale of the Stock had been made on such day, on the next preceding day on which any such sale shall have been made.

9.       TERM AND EXERCISE OF OPTIONS

     9.1. TERM

                  Each Option granted pursuant to Section 6.1 shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of ten years and 30 days from the date such Option is granted. Each Option granted pursuant to Section 6.2 shall terminate and all rights to purchase shares thereunder shall cease upon the date determined by the Board.

     9.2. OPTION PERIOD AND LIMITATIONS ON EXERCISE

                  The Optionee may exercise the Option granted pursuant to
Section 6.1 (subject to the limitations on exercise set forth in this Plan or in the Option Agreement relating to such Option), in installments as follows: on the second anniversary of the date of grant of the Option, as set forth in
Section 6.1 above, the Option shall be exercisable in respect of 50 percent of the number of shares specified in Section 6.1 above, and the Option shall be exercisable in respect of an additional 25 percent of the number of shares specified in Section 6.1 above on each of the third and fourth anniversaries of the date of grant, as set forth in Section 6.1 above. The foregoing installments, to the extent not exercised, shall accumulate and be exercisable, in whole or in part, at any time and from time to time, after becoming exercisable and prior to the termination of the Option; provided, that no single exercise of the Option shall be for less than 100 shares, unless the number of shares purchased is the total number at the time available for purchase under this Option. The Optionee may exercise the Option granted pursuant to Section
6.2 (subject to the limitations on exercise set forth in this Plan or in the Option Agreement relating to such Option) in whole or in part, at any time and from time to time, over a period commencing on or after the date of grant and, to the extent that the Board determines and sets forth a termination date for such Option in the Option Agreement (including any amendment thereto), ending upon the stated expiration or termination date.

     9.3. METHOD OF EXERCISE

                  An Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office addressed to the attention of the President, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made, as determined by the Board and set forth in the Option Agreement pertaining to an Option, either (i) in cash or by check payable to the order of the Corporation (which


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check may, in the discretion of the Corporation, be required to be certified);
(ii) through the tender to the Corporation of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined by the Board in good faith) on the date of exercise; or (iii) by a combination of the methods described in (i) and (ii). An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Notwithstanding the foregoing, payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate of certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation).

                  Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing his ownership of such shares. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Stock covered thereby are fully paid and issued to him, and, except as provided in Section 17 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

10.      TRANSFERABILITY OF OPTIONS

                  During the lifetime of an Optionee, only such Optionee (or, in the event of legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise the Option. No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

11.      SERVICE TERMINATION

                  Except as otherwise provided in the Optionee's Option Agreement, upon the termination of an Optionee's service as a director of the Corporation or a Subsidiary, other than by reason of the death or permanent and total disability of such Optionee, any Option granted to an Optionee pursuant to the Plan shall terminate, and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option.

12.      RIGHTS IN THE EVENT OF DEATH OR DISABILITY

     12.1. DEATH

                  Except as otherwise provided in the Optionee's Option Agreement, if an Optionee dies while in the service of the Corporation or an affiliate or Subsidiary, the executors or administrators or legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 9.2 above), at any time within one year after the date of such Optionee's death and prior to termination of the Option pursuant to Section 9.1 above, to exercise any Option held by such Optionee at the date of such Optionee's death, whether or not such Option was exercisable immediately prior to such Optionee's death.


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     12.2. DISABILITY

                  Except as otherwise provided in the Optionee's Option Agreement, if an Optionee's service is terminated by reason of the permanent and total disability of the Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 9.2 above), at any time within one year after such termination of service and prior to termination of the Option pursuant to Section 9.1 above, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination, whether or not such Option was exercisable immediately prior to such termination. Whether such termination is to be considered by reason of permanent and total disability for purposes of this Plan shall be determined by the Board, which determination shall be final and conclusive.

13.      USE OF PROCEEDS

                  The proceeds received by the Corporation from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation.

14.      SECURITIES ACT OF 1933

                  The Corporation shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or the Corporation of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically in connection with the Securities Act of 1933, as amended (the "Securities Act"), upon exercise of any Option, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Option, the Corporation shall not be required to sell or issue such shares unless the Corporation has received evidence satisfactory to it that the holder of such Option may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Corporation shall be final, binding, and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

15.      SECURITIES EXCHANGE ACT OF 1934: RULE 16B-3

     15.1. GENERAL

                  The Plan is intended to comply with Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and after the date on which the Corporation first registers a class of equity security under Section 12 of the Exchange Act (the "Registration Date"). From and after the Registration Date, any provision inconsistent with Rule 16b-3 (as in effect on the Registration Date) shall, to the extent permitted by law and determined to be advisable by the Board be inoperative and void. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to


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eligibility requirements and the amount and timing of awards) shall be deemed automatically to be incorporated into the Plan insofar as participant is subject to Section 16 are concerned.

     15.2. ADDITIONAL RESTRICTION ON TRANSFER OF STOCK

                  From and after the Registration Date, no director, officer or other "insider" of the Corporation subject to Section 16 of the Exchange Act shall be permitted to sell Stock (which such "insider" had received upon exercise of an Option) during the six months immediately following the grant of such Option.

16.      AMENDMENT AND TERMINATION OF THE PLAN

                  The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options have not been granted; except that any amendment or alteration to the Plan shall be subject to the approval of the Corporation's stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval. Except as permitted under Section 17 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Option, alter or impair rights or obligations under any Option theretofore granted under the Plan.

17.      EFFECT OF CHANGES IN CAPITALIZATION

     17.1. CHANGES IN STOCK

                  If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of the conversion of the outstanding shares of Preferred Stock to shares of Common Stock of the Corporation pursuant to the terms of the Certificate of Incorporation of the Corporation, or by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the Effective Date of the Plan, the number and kinds of shares for the purchase of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly, so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

     17.2. REORGANIZATION WITH CORPORATION SURVIVING

                  Subject to Section 17.3 hereof, if the Corporation shall be the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other corporations, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding


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proportionate adjustment of the Option Price per share so that the aggregate
Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

     17.3. OTHER REORGANIZATIONS; SALE OF ASSETS/STOCK

                  Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board which results in any person or entity owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Option shall have the right (subject to the general limitations on exercise set forth in Section 9.2 above), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Board in its sole discretion shall designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs and without regard to any installment limitation on exercise imposed pursuant to Section 9.2 above, but subject to any additional limitations that the Board may, in its sole discretion, include in any Option Agreement. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Corporation gives notice thereof to its stockholders.

     17.4. ADJUSTMENTS

                  Adjustments under this Section 17 related to stock or securities of the Corporation shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

     17.5. NO LIMITATIONS ON CORPORATION

                  The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

18.      DISCLAIMER OF RIGHTS

                  No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to continue as a member of the Board or interfere in any way with the right of the Corporation to terminate such relationship.

19.      NONEXCLUSIVITY OF THE PLAN

                  Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

                                     * * * *



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                                                                    ATTACHMENT B



                          MINDSPRING ENTERPRISES, INC.

                           DIRECTORS STOCK OPTION PLAN

                         AS AMENDED AS OF MARCH 25, 1998

                                TABLE OF CONTENTS



1. PURPOSE...........................................................................................1
2. ADMINISTRATION....................................................................................1

      2.1. Board.....................................................................................1
      2.2. No Liability..............................................................................1

3. STOCK.............................................................................................1
4. ELIGIBILITY.......................................................................................2
5. EFFECTIVE DATE AND TERM OF THE PLAN...............................................................2
6. GRANT OF OPTIONS..................................................................................2

      6.1. Formula Grants............................................................................2
      6.2. Discretionary Grants......................................................................2

7. OPTION AGREEMENTS.................................................................................2
8. OPTION PRICE......................................................................................2
9. TERM AND EXERCISE OF OPTIONS......................................................................3

      9.1. Term......................................................................................3
      9.2. Option Period and Limitations on Exercise.................................................3
      9.3. Method of Exercise........................................................................3

10. TRANSFERABILITY OF OPTIONS.......................................................................4
11. SERVICE TERMINATION..............................................................................4
12. RIGHTS IN THE EVENT OF DEATH OR DISABILITY.......................................................4

      12.1. Death....................................................................................4
      12.2. Disability...............................................................................5

13. USE OF PROCEEDS..................................................................................5
14. SECURITIES ACT OF 1933...........................................................................5
15. SECURITIES EXCHANGE ACT OF 1934: RULE 16B-3......................................................5

      15.1. General..................................................................................5
      15.2. Additional Restriction on Transfer of Stock..............................................6

16. AMENDMENT AND TERMINATION OF THE PLAN............................................................6
17. EFFECT OF CHANGES IN CAPITALIZATION..............................................................6

      17.1. Changes in Stock.........................................................................6
      17.2. Reorganization With Corporation Surviving................................................6
      17.3. Other Reorganizations; Sale of Assets/Stock..............................................7
      17.4. Adjustments..............................................................................7
      17.5. No Limitations on Corporation............................................................7

18. DISCLAIMER OF RIGHTS.............................................................................7
19. NONEXCLUSIVITY OF THE PLAN.......................................................................8


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